As filed with the Securities and Exchange Commission on August 6, 2026.

Registration No. 333-269036
Registration No. 333-296354

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT ON FORM S-8 No. 333-269036
AND
POST-EFFECTIVE AMENDMENT NO. 2
TO REGISTRATION STATEMENT ON FORM S-8 No. 333-296354
UNDER THE SECURITIES ACT OF 1933
___________________________________
GRANITE RIDGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Texas		88-2227812
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

5217 McKinney Avenue, Suite 400 Dallas, Texas 75205
(Address of Principal Executive Offices) (Zip Code)

GRANITE RIDGE RESOURCES, INC. AMENDED AND RESTATED 2022 OMNIBUS INCENTIVE PLAN
(Full title of the Plan)

Tyler S. Farquharson Granite Ridge Resources, Inc. 5217 McKinney Avenue, Suite 400 Dallas, Texas 75205 (214) 396-2850
(Name and address and telephone number, including area code, of agent for service)

With copies to: Thomas Zentner Vinson & Elkins LLP Indeed Tower 200 W 6th Street, Suite 2500 Austin, Texas 78701 (512)-542-8400

___________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

Explanatory Note
On August 5, 2026, Granite Ridge Resources, Inc. (the “Registrant”) changed its state of incorporation from the State of Delaware to the State of Texas pursuant to a plan of conversion. This reincorporation was approved by the board of directors of the Registrant and subsequently approved by the Registrant’s stockholders at the Special Meeting of Stockholders on August 4, 2026. As a result of the reincorporation, among other things, the affairs of the Registrant ceased to be governed by the General Corporation Law of the State of Delaware and became subject to the Texas Business Organizations Code (the “TBOC”); the certificate of incorporation and bylaws of the Registrant that were in effect immediately prior to the reincorporation were replaced by a certificate of formation filed with the Secretary of State of the State of Texas and bylaws approved in connection with the reincorporation and plan of conversion; and each share of common stock, par value $0.0001 per share, of the Registrant as a Delaware corporation was converted into one share of common stock, par value $0.0001 per share, of the Registrant as a Texas corporation.
Pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, the Registrant is filing these Post-Effective Amendments (the “Amendments”) to the Registration Statement on Form S-8, File No. 333-269036, and the Registration Statement on Form S-8, File No. 333-296354, as previously amended by Post-Effective Amendment No. 1 filed with the SEC on June 2, 2026 (collectively, the “Registration Statements”), solely to reflect the change in the Registrant’s state of incorporation as a result of the reincorporation or as necessary to keep the Registration Statements from being misleading in any material respect. The Registration Statements were originally filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 28, 2022 and May 29, 2026, respectively. Pursuant to Rule 414(d), the Registrant expressly adopts the Registration Statements, as modified by these Amendments, as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of the reincorporation.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from these Amendments in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 have been or will be delivered to the participants in the Plan covered by the Registration Statements as adopted by these Amendments as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC either as part of these Amendments or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS
Item 3.         Incorporation of Documents by Reference.
The following documents filed with the SEC by the Registrant are hereby incorporated herein by reference:
(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on March 6, 2026;
(b) the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, as filed with the Commission on May 7, 2026;
(c) the Registrant’s Current Reports on Form 8-K, filed with the Commission on February 5, 2026 and May 22, 2026, and the Registrant’s Current Report on Form 8-K12B, filed with the Commission on August 6, 2026 (in each case excluding “furnished” and not “filed” information); and
(d) the description of the Registrant’s common stock, $0.0001 par value per share, contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 6, 2026, which updates the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A

filed with the Commission on October 21, 2022, including all other amendments and reports filed for the purpose of updating such description.
All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC) and prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4.        Description of Securities.
Not applicable.
Item 5.        Interests of Named Experts and Counsel.
Not applicable.
Item 6.        Indemnification of Directors and Officers.
As provided in the Texas Certificate of Formation and Texas Bylaws of the Registrant, which are incorporated herein by reference, the Registrant shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such person in connection with such proceeding to the fullest extent permitted by applicable law; provided, however, that the Registrant shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. In addition, the Texas Certificate of Formation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.
In addition, the Registrant has entered into indemnification agreements with each of its directors and officers.
To the extent that the indemnification provisions of the Texas Certificate of Formation and Texas Bylaws purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.
The Registrant also maintains insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.
Item 7.        Exemption from Registration Claimed.
Not applicable.

Item 8.        Exhibits
The following exhibits are filed as part of these Amendments:

Exhibit No.	Description of Document
4.1	Certificate of Formation of Granite Ridge Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed with the SEC on August 6, 2026).
4.2	Amended and Restated By Laws of Granite Ridge Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B filed with the SEC on August 6, 2026).
4.3	Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 28, 2022).
4.4
Granite Ridge Resources, Inc. Amended and Restated 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 22, 2026).

5.1*	Opinion of Vinson & Elkins LLP, as to the legality of the securities being registered.
23.1*	Consent of Forvis Mazars, LLP.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3*	Consent of Vinson & Elkins LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-8 filed with the SEC on December 28, 2022).
24.2	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-8 filed with the SEC on May 29, 2026).

*	Filed herewith
Item 9.        Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statements:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statements or any material change to such information in the Registration Statements;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statements.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 6, 2026.
GRANITE RIDGE RESOURCES, INC.
By: /s/ Tyler S. Farquharson
Name: Tyler S. Farquharson
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, these Amendments have been signed below by the following persons in the capacities indicated on August 6, 2026.

Signatures	Title

/s/ Tyler S. Farquharson	President and Chief Executive Officer
Tyler S. Farquharson	(Principal Executive Officer)

*	Chief Financial Officer
R. Kyle Kettler	(Principal Financial Officer)

*	Chief Accounting Officer
Kimberly A. Weimer	(Principal Accounting Officer)

*	Director and Co-Chairman of the Board
Matthew Miller

*	Director and Co-Chairman of the Board
Griffin Perry

*	Director
Amanda N. Coussens

*	Director
Thaddeus Darden

*	Director
Michele J. Everard

*	Director
Kirk Lazarine

*	Director
John McCartney
* By: /s/ Tyler S. Farquharson
    Tyler S. Farquharson, Attorney-in-fact